EXHIBIT 99.8

RAINBOW TECHNOLOGIES, INC	VOTE BY INTERNET — www.proxyvote.com
C/O AMERICAN STOCK TRANSFER	Use the Internet to transmit your voting
6201 15TH AVENUE	instructions and for electronic delivery of
BROOKLYN, NY 11219	information up until 11:59 P.M. Eastern Time
the day before the cut-off date or meeting
date. Have your proxy card in hand when you
access the web site. You will be prompted to
enter your 12-digit Control Number which is
located below to obtain your records and to
create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your
voting instructions up until 11:59 P.M.
Eastern Time the day before the cut-off date
or meeting date. Have your proxy card in hand
when you call. You will be prompted to enter
your 12- digit Control Number which is located
below and then follow the simple instructions
the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and
return it in the postage-paid envelope we have
provided or return it to Rainbow Technologies,
Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY
11717.

*ELECTRONIC ENROLLMENT FOR RECEIPT OF
COMPANY PROXY AND ANNUAL REPORT
IS AVAILABLE AT www.rainbow.com*

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RAINBOW	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAINBOW TECHNOLOGIES, INC.

The undersigned hereby constitutes and appoints Walter Straub and Patrick Fevery, or either of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of stockholders of Rainbow Technologies, Inc. (the “Special Meeting”) to be held at 10:00 a.m. at 50 Technology Drive, Irvine, California 92618 on [                 ], 2004 and at any adjournment or postponement of said meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders calling the Special Meeting and a proxy statement/prospectus in connection with the Special Meeting. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

	For	Against	Abstain

1. To adopt the agreement and plan of reorganization, dated as of October 22, 2003, among SafeNet, Inc., Ravens Acquisition Corp., a wholly owned subsidiary of SafeNet, and Rainbow Technologies, Inc.	☐	☐	☐

2. To grant discretionary authority to adjourn or postpone the Rainbow Technologies special meeting to another time or place for the purpose of soliciting additional proxies.	☐	☐	☐

3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

NOTE: If no specification is made, this Proxy will be voted FOR Proposals 1 and 2 (unless this Proxy is voted AGAINST Proposal 1, in which case it will be voted AGAINST Proposal 2).

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person.

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Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date